                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8:

File No. 333-43539 pertaining to the 1993 Incentive Stock Option Plan of Casella Waste Systems, Inc., File No. 333-43537 pertaining to the 1994 Nonstatutory Stock Option Plan of Casella Waste Systems, Inc., File No. 333-43541 pertaining to the 1996 Stock Option Plan of Casella Waste Systems, Inc., File No. 333-43635 pertaining to the 1997 Stock Incentive Plan of Casella Waste Systems, Inc., File No. 333-40267 pertaining to the 1997 Employee Stock Purchase Plan of Casella Waste Systems, Inc., File No. 333-43543 pertaining to the 1997 Non-Employee Director Stock Option Plan of Casella Waste Systems, Inc. and File No. 333-67487 pertaining to the Amended and Restated 1997 Stock Incentive Plan of Casella Waste Systems, Inc.




Arthur Andersen LLP

/s/ Arthur Andersen LLP

Boston, Massachusetts
July 29, 1999